FOR IMMEDIATE RELEASE
Exhibit 99.1

CONTACT:	Glen L. Ponczak (Investors) (414) 524-2375 Fraser Engerman (Media) (414) 524-2733	December 2, 2014
Johnson Controls projects higher profitability across all three businesses in fiscal 2015

MILWAUKEE - Dec. 2, 2014 - Johnson Controls (NYSE:JCI), a global multi-industrial company, announced today it expects to post record profits in fiscal 2015.
The company is discussing its fiscal 2015 forecast and mid-term financial outlook with financial analysts today in New York City. Highlights for fiscal 2015 include expectations for:

•	Year-on-year segment income growth of approximately 11 percent

•	Diluted earnings per share of approximately $3.55 to $3.70, excluding transaction and integration costs associated with M&A activity

•	Consolidated net sales of approximately $42.3 billion, level with fiscal 2014

•	Sales increases in Building Efficiency and Power Solutions

•	Profitability improvements in all three businesses
"We continue to make progress in re-shaping our portfolio and executing on our strategies to be a leading multi-industry company," said Alex Molinaroli, chairman and chief executive officer of Johnson Controls. "We believe our strategic and financial plans will continue to drive improved performance and higher operating margins. In the coming years, we believe the Johnson Controls Operating System will increasingly impact our profitability as we implement the Johnson Controls Way, leveraging our unique strengths and expertise across the enterprise."
The company believes China is a growth opportunity across all of the company’s businesses, representing more than $8 billion in annual revenues in fiscal 2014, including the company’s non-consolidated joint ventures. Johnson Controls said it will continue making significant investments in the Chinese market across all of its businesses and noted that construction had started for a new Asia Pacific headquarters building in Shanghai.

2015 business segment and financial outlook

Today, the company provided its principal assumptions for its markets in 2015 as well as sales and segment income expectations for each of its businesses.

In fiscal 2015, the company expects global automotive production to increase across all the key geographies, led by an expected 10 percent growth rate in China. European and North American production are each expected to grow 2 percent versus 2014.

Automotive Seating 2015 sales are expected to decrease 5 to 6 percent reflecting lower investments in mature markets, new financial performance hurdles and foreign currency headwinds. The company noted that expected double-digit growth in its China business is not reflected in the revenue forecast as most of its China business is represented by non-consolidated joint ventures. Automotive Interiors sales are expected to decline resulting from the expected completion of the interiors joint venture in the second half of the fiscal year. The joint venture will not be consolidated. The three-year seating backlog increased 36 percent, to $3.5 billion, with approximately two-thirds of the total located in China.

Automotive Seating segment margins are expected to increase to approximately 5.4 to 5.7 percent reflecting operational improvements, especially in its metals business and strong performance by its Chinese joint ventures.

Power Solutions 2015 sales are expected to increase approximately 8 to 10 percent with higher volumes across all regions and channels, including anticipated market share growth in China and increased production of Absorbent Glass Mat (AGM) batteries used in Start-Stop and other vehicles requiring deep cycling capabilities. Segment margins are expected to increase to approximately 16.5 to 16.7 percent, excluding the impact of lead pricing. The expected improvement in profitability is due primarily to operating leverage from the higher volumes, improved mix, higher profitability in China and continued operational improvements, partially offset by investments in advanced battery technologies and capacity expansions in China.

Building Efficiency sales, excluding Global Workplace Solutions (GWS), are expected to be up 9 to 11 percent with expectations of modest North America market growth and continued emerging market growth. Excluding the impact of the 2014 acquisition of Air Distribution Technologies (ADT), sales are expected to increase 2 to 4 percent. Segment margins are forecast to increase to 9.4 to 9.6 percent benefitting from operating model changes, pricing initiatives and improved profitability in the Middle East. GWS revenues are expected to be level with fiscal 2014, with margins expected to increase to 3.2 to 3.5 percent.

Johnson Controls said it expects 2015 capital investments of $1.3 billion, approximately $100 million higher than in 2014. It expects to generate approximately $1.5 billion in free cash flow, providing capacity for capital expenditures, strategic acquisitions, previously announced share repurchases and increased dividend payments.

The company today provided an update on its portfolio initiatives, saying that it expected completion of its interiors joint venture on July 1, 2015 and was confident that the joint venture with Hitachi and the divestiture of its GWS business would both be completed in fiscal 2015.

Mid-term financial outlook (through 2019)

Johnson Controls also provided mid-term margin guidance for each of its businesses.

Automotive Seating revenues (excluding non-consolidated China) are expected to grow 2 to 3 percent annually over the mid-term as the impact of higher global production volumes is expected to be partially offset by the impacts of lower capital investments in the business and new financial performance hurdles that will lower the number of new vehicle programs the company will pursue. Margins are expected to expand an average of 50 to 60 basis points annually to 7.0 to 8.0 percent.

Over the mid-term, Power Solutions revenues are forecast to increase 5 to 6 percent annually due to expected growth in China, market share gains and an improved product mix. Margin expansion is expected to average 50 basis points annually, to 18.0 to 19.0 percent over the period.

Excluding GWS, Building Efficiency revenues over the mid-term are expected to increase 6 to 7 percent annually as global construction markets recover and growth synergies from the ADT acquisition are realized. Excluding GWS, Building Efficiency margins are expected to reach 11.0 to 12.0 percent due to anticipated higher volumes, continued pricing initiatives, an increase in product versus service mix and supply chain management improvements.

In today’s presentation, the company noted that it believes that all three businesses will see increasing profitability benefits from the Johnson Controls Operating System as it is continually implemented over the next several years.

"We are confident in our outlook as we continue to focus on execution and delivering on our objectives," Molinaroli said. "We have a clear vision for our portfolio and are positioning Johnson Controls to deliver sustainable growth, improving margins and consistent capital allocations that we believe will result in compelling long-term returns to shareholders."

The Strategic Review and 2015 Outlook Meeting begins at 8:00 a.m. EST today. A webcast of the event and presentation materials are available in the Investors section of johnsoncontrols.com

About Johnson Controls
Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. Our 170,000 employees create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and interior systems for automobiles. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. Through our growth strategies and by increasing market share we are committed to delivering value to shareholders and making our customers successful. In 2014, Corporate Responsibility Magazine recognized Johnson Controls as the #12 company in its annual "100 Best Corporate Citizens" list. For additional information, please visit http://www.johnsoncontrols.com and @johnsoncontrols on Twitter.

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Forward Looking Statement

Johnson Controls, Inc. has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, forecasts, projections, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls' control, that could cause Johnson Controls' actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include required regulatory approvals that are material conditions for proposed transactions to close, strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial contracts, as well as other factors discussed in Item 1A of Part I of Johnson Controls' most recent Annual Report on Form 10-K for the year ended September 30, 2014. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are only made as of the date of this document, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of this document.

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